Exhibit 5.1

April 23, 2026

Arbe Robotics Ltd.

107 HaHashmonaim St.

Tel Aviv-Yafo

Israel

Ladies and Gentlemen,

We have acted as Israeli counsel to Arbe Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 on or about April 23, 2026 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 3,534,973 ordinary shares of the Company, par value NIS 0.000216 (the “Ordinary Shares”), issuable under the Arbe Robotics Ltd. 2021 Equity Incentive Plan (the “Plan”, and the “Shares”, respectively).

In rendering the opinion set forth below, we have examined solely copies of: (i) the Articles of Association of the Company, as currently in effect; (ii) the Plan, (iii) resolutions of the board of directors of the Company; and (iv) such other corporate records, agreements, registration statements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon certificates of, and other communications with, officers of the Company. We have also made inquiries of such officers, and such examinations of Israeli laws as we have deemed relevant and necessary in order to enable us to express the opinions hereinafter set forth.

In making the examination described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, conformity and completeness of all documents submitted to us and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the veracity of all facts communicated to us by the Company and its officers, and we have assumed that all consents, resolutions and minutes of meetings of the Company’s board of directors which have been provided to us are complete, true and accurate, have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws and that there are no additional contrast consents, resolutions and minutes which have not been presented to us.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (v) the effect of statutes of limitations.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the respective Plan, in accordance with the Registration Statement and, as the case may be, pursuant to the terms of the agreements and awards that have been or may be granted under the respective Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, in respect of any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes or to update our opinions.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they do not constitute guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

This opinion is governed shall be exclusively governed by the laws of the State of Israel under all and any circumstances, and under all and any proceedings shall be determined exclusively by the competent courts in the city of Tel Aviv, Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

Erdinast, Ben Nathan, Toledano & Co.